EXHIBIT 99.1

FOR IMMEDIATE RELEASE      MARCH 6, 2007

TANDY LEATHER FACTORY REPORTS 2006 FINANCIAL RESULTS -
REVENUE UP 9%; NET INCOME UP 29% OVER 2005

FORT WORTH, TEXAS - Tandy Leather Factory, Inc. (AMEX: TLF) today reported financial results for the fourth quarter and year ended December 31, 2006. Consolidated net income for the quarter was $1.4 million compared to consolidated net income of $1.2 million for the fourth quarter of 2005. Fully diluted earnings per share for the quarter were $0.13, compared to $0.11 for the same quarter of the previous year. Total sales for the quarter ended December 31, 2006 increased 5.5% to $14.8 million from $14.0 million for the fourth quarter of 2005. Consolidated sales for the year ended December 31, 2006 were $55.2 million, an increase of 8.8% over total sales of $50.7 million for 2005. Consolidated net income for 2006 was $4.8 million or $0.43 per fully-diluted share versus $3.7 million or $0.34 per fully-diluted share for 2005.

Sales in the Retail Leathercraft division for the fourth quarter of 2006 increased $1.2 million over the previous year's fourth quarter, representing a 22.3% improvement. Sixty-two Tandy Leather retail stores comprised Retail Leathercraft’s operations on December 31, 2006, compared to fifty retail stores a year earlier. Twelve new stores were opened in 2006 between January and July. For 2006, Retail Leathercraft’s sales increased $4.5 million, or 25.0%, over 2005.

Fourth quarter sales for the Wholesale Leathercraft division, which includes the twenty-nine Leather Factory stores and the national accounts group, decreased $392,000 over the same quarter of 2005, a 4.8% reduction. The stores' sales decreased $37,000, or 0.5%, and national account sales were down $214,000, or 19.1%. For the year, Wholesale Leathercraft’s sales were up $21,000, or 0.1%. Sales in the stores increased $633,000, or 2.5%, while sales to national accounts were down $214,000, or 4.4%, for the year.

Consolidated gross profit margin for the fourth quarter was 58.8%, an improvement from 56.5% for the fourth quarter of 2005. For 2006, consolidated gross profit margin was 57.3%, an improvement over the previous year's gross profit margin of 56.7%. Consolidated operating expenses for the fourth quarter of 2006 were 44.9% of sales, increasing from 43.8% for the same quarter of 2005. Operating expenses totaled 44.5% of sales for 2006, an improvement from 45.7% for 2005.

Ron Morgan, Chief Executive Officer and President, commented, "Our 2006 sales grew by 9%, but more importantly, our operating profit was up by 29%, which indicates a continued improvement in operating efficiency. Our goal for 2007 will be the same: sales growth with greater earnings growth. We are on track with our planned retail store openings for 2007, having opened three new stores so far this year. Our sales in the first two months of 2007 fell short of our internal expectations. Weaker sales translate into tougher expense control. So while we are devoting substantial efforts toward strengthening sales, we will also be monitoring expenses closely as the year progresses.

Tandy Leather Factory, Inc., (http://www.tandyleatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 29 Leather Factory stores, located in 19 states, 64 Tandy Leather retail stores, located in 31 states, and Mid-Continent Leather Sales, one store located in Oklahoma. Its common stock trades on the American Stock Exchange with the symbol "TLF".

Contact:     Ron Morgan, Tandy Leather Factory, Inc.      (817) 496-4414  rcmorgan@tandyleather.com
            Shannon L. Greene, Tandy Leather Factory, Inc.     (817) 496-4414  sgreene@tandyleather.com

This news release may contain forward-looking statements. All forward-looking statements made here or in other news releases issued by Tandy Leather Factory, Inc. are based on current expectations as of the date of the release. These forward-looking statements involve risks and uncertainties that could cause the results of Tandy Leather Factory, Inc. to differ materially from management’s current expectations. Many of these risks and uncertainties are detailed from time to time in TLF’s reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and the most recent quarterly report on Form 10-Q. Investors are reminded that past performance may not be predictive of future results.

Selected financial data:

	Quarter Ended 12/31/06		Quarter Ended 12/31/05
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$7,817,851	$1,138,582	$8,209,725	$1,039,005
Retail Leathercraft	6,661,625	986,967	5,445,594	723,009
Other	353,221	(62,347)	397,906	22,109
Total Operations	$14,832,697	$2,063,202	$14,053,225	$1,784,123

	Year Ended 12/31/06		Year Ended 12/31/05
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$31,068,188	$4,814,239	$31,046,268	$3,721,890
Retail Leathercraft	22,520,461	2,310,073	18,023,214	1,766,960
Other	1,610,372	(56,598)	1,650,092	84,560
Total Operations	$55,199,021	$7,067,714	$50,719,574	$5,573,410

Wholesale Leathercraft	Quarter Ended 12/31/06		Quarter Ended 12/31/05
		Sales		Sales
Leather Factory stores	29	$6,909,305	29	$6,946,077
Converted to a retail store	1	-	1	140,691
National account group		908,546		1,122,957
Total Sales - Wholesale Leathercraft		$7,817,851		$8,209,725

Wholesale Leathercraft	Year Ended 12/31/06		Year Ended 12/31/05
	# of stores	Sales	# of stores	Sales
Leather Factory stores	29	$26,402,492	29	$25,769,349
Converted to retail store	1	28,641	1	425,599
National account group		4,637,055		4,851,320
Total Sales - Wholesale Leathercraft		$31,068,188		$31,046,268

Retail Leathercraft	Quarter Ended 12/31/06		Quarter Ended 12/31/05
	# of stores	Sales	# of stores	Sales
Same store sales	48	$5,667,875	48	$5,357,651
Converted from wholesale store	1	151,806	-	-
New store sales	13	841,944	2	87,943
Total Sales - Retail Leathercraft	62	$6,661,625	50	$5,445,594

Retail Leathercraft	Year Ended 12/31/06		Year Ended 12/31/05
	# of stores	Sales	# of stores	Sales
Same store sales	42	$18,119,627	42	$17,039,858
Store converted from whsl center	1	484,804	-	-
New store sales	19	3,916,030	8	983,356
Total Sales - Retail Leathercraft	62	$22,520,461	50	$18,023,214

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2006 AND 2005

	Three Months		Twelve Months
	2006 (unaudited)	2005	2006 (unaudited)	2005
NET SALES	$14,832,697	$14,053,225	$55,199,021	$50,719,574
COST OF SALES	6,107,775	6,119,138	23,566,251	21,964,530
Gross Profit	8,724,922	7,934,087	31,632,770	28,755,044

OPERATING EXPENSES	6,661,719	6,149,964	24,565,056	23,181,633
INCOME FROM OPERATIONS	2,063,203	1,784,123	7,067,714	5,573,411

Interest expense	-	-	-	3,188
Other, net	(13,440)	(33,287)	(98,391)	(137,690)
Total other expense	(13,440)	(33,287)	(98,391)	(134,502)

INCOME BEFORE INCOME TAXES	2,076,643	1,817,410	7,166,105	5,707,913
PROVISION FOR INCOME TAXES	668,751	636,676	2,389,039	1,994,199
NET INCOME	$1,407,892	$1,180,734	$4,777,066	$3,713,714

NET INCOME PER COMMON SHARE - BASIC	$0.13	$0.11	$0.44	$0.35
NET INCOME PER COMMON SHARE - DILUTED	$0.13	$0.11	$0.43	$0.34

Weighted Average Number of Shares Outstanding:
Basic	10,862,496	10,735,702	10,807,316	10,643,004
Diluted	11,137,095	11,047,426	11,113,855	10,976,240

TANDY LEATHER FACTORY, INC.
CONSOLIDATED BALANCE SHEETS
	12/31/06 (unaudited)	12/31/05
Cash	$6,739,891	$3,215,727
Accounts receivable, net of allowance for doubtful accounts	2,599,279	2,178,848
Inventory	17,169,358	15,669,182
Deferred income taxes	266,018	273,872
Other current assets	1,089,258	358,058
Total current assets	27,863,804	21,695,687
Property and equipment, net	1,876,605	1,759,477
Goodwill and other intangibles, net	1,106,815	1,145,578
Other assets	1,069,411	1,079,731
	$31,916,635	$25,680,473

Accounts payable	$1,776,646	$1,220,420
Accrued expenses and other liabilities	3,424,010	2,550,573
Income taxes payable	59,392	199,581
Notes payable and current maturities of long-term debt	111,723	134,067
Total current liabilities	5,371,771	4,104,641
Deferred income taxes	221,621	206,253
Notes payable and long-term debt, net of current maturities	-	111,722
Total liabilities	5,593,392	4,422,616

Common stock	26,124	25,780
Paid-in capital	5,292,591	4,988,445
Treasury stock (5,859 shares at cost)	(25,487)	(25,487)
Retained earnings	20,949,540	16,172,475
Accumulated other comprehensive loss	80,475	96,644
Total Stockholders' Equity	26,323,243	21,257,857
	$31,916,635	$25,680,473

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2006 AND 2005

	2006 (unaudited)	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,777,066	$3,713,714
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	392,915	456,706
Loss on disposal of assets	(3,750)	(9,145)
Non-cash stock-based compensation	101,080	-
Deferred income taxes	23,222	(181,317)
Other	(15,696)	38,276
Net changes in assets and liabilities:
Accounts receivable-trade, net	(420,431)	(146,559)
Inventory	(1,500,176)	(2,919,473)
Income taxes	(140,189)	176,817
Other current assets	(731,200)	271,664
Accounts payable	556,226	(733,726)
Accrued expenses and other liabilities	873,437	868,570
Total adjustments	(864,562)	(2,178,187)
Net cash provided by operating activities	3,912,504	1,535,527

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(471,753)	(272,826)
Payments in connection with businesses acquired	-	-
Proceeds from sale of assets	3,750	9,145
Increase in other assets	10,320	(168,981)
Net cash used in investing activities	(457,683)	(432,662)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in revolving credit loans	-	(505,154)
Payments on notes payable and long-term debt	(134,067)	(134,067)
Payments received on notes secured by common stock	-	-
Repurchase of common stock (treasury stock)	-	-
Proceeds from issuance of common stock	203,410	191,881
Net cash provided by (used in) financing activities	69,343	(447,340)

NET CHANGE IN CASH	3,524,164	655,525
CASH, beginning of period	3,215,727	2,560,202

CASH, end of period	$6,739,891	$3,215,727

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	-	$3,188
Income taxes paid during the period, net of (refunds)	2,282,113	1,954,364

NON-CASH INVESTING ACTIVITIES:
Equipment acquired under capital lease financing arrangements	-	-